Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 667-218-7700 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS THIRD QUARTER 2023 RESULTS
Earnings Release Highlights
•GAAP Net Income of $731 million and Adjusted EBITDA (non-GAAP) of nearly $1.2 billion for the third quarter of 2023
•Raising guidance range for full year 2023 Adjusted EBITDA (non-GAAP) to $3,800 million to $4,000 million
•Delivering on our commitment to shareholders:
◦Expanded the nation's largest, highly reliable carbon-free nuclear fleet by acquiring a 44% stake in South Texas Project Electric Generating Station
◦Repurchased $250 million of shares, returning value to shareholders and completing three quarters of our $1.0 billion share repurchase program
◦Achieved major milestone in bid to build world's largest nuclear-powered hydrogen production facility with U.S. Department of Energy grant of up to $1.0 billion for MachH2 hydrogen hub
•Reached agreement with ComEd, one of the nation's largest utilities, to power its 54 metered facilities with locally produced, carbon-free nuclear energy, every hour of every day
•Earned 2023 Great Place to Work® certification based on positive ratings from our employees on their experience working at Constellation

Baltimore (Nov. 6, 2023) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the third quarter of 2023.

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“Our continued strong performance this quarter is the result of pairing the nation’s largest clean energy fleet with an unmatched commercial business, allowing us to produce affordable and reliable carbon-free energy when and where American families and businesses need it,” said Joe Dominguez, president and CEO of Constellation. “This combination of businesses is the fundamental strength of our strategy. It allows us to help customers like Microsoft and ComEd manage their energy costs in a volatile market, while also lowering their carbon emissions with clean energy matched to their use in every hour of every day. We continue to execute our growth strategy, closing on the South Texas Project transaction ahead of schedule and moving forward with $1.5 billion in growth spending on equipment to increase the output of our nuclear plants, wind repowering and pursuit of a nuclear-powered clean hydrogen facility as part of a multi-state hub.”

“Our generation fleet performed at peak levels during a summer of record heat, while our commercial business continued to win new business and realize higher margins,” said Dan Eggers, executive vice president and chief financial officer. “Our gross margin outlook for 2023 is now $850 million higher than our expectations at the start of the year and our outlook for 2024 has increased. Based on current market conditions and the continued strength of our operations, we are raising 2023 adjusted EBITDA guidance to a $3.9 billion mid-point and narrowing the range to $3.8 billion to $4 billion.”
Third Quarter 2023
Our GAAP Net Income for the third quarter of 2023 increased to $731 million from ($188) million GAAP Net Loss in the third quarter of 2022. Adjusted EBITDA (non-GAAP) for the third quarter of 2023 increased to $1,199 million from $592 million in the third quarter of 2022. For the reconciliations of GAAP Net Income (Loss) to Adjusted EBITDA (non-GAAP), refer to the tables beginning on page 3.
Adjusted EBITDA (non-GAAP) in the third quarter of 2023 primarily reflects:
•Favorable market and portfolio conditions; partially offset by unfavorable labor, contracting, and materials, and decreased ZEC revenue.
Recent Developments and Third Quarter Highlights
•Delivering on Our Capital Allocation Promises: In alignment with our capital and strategic plan, on November 1, 2023 we completed our acquisition of a 44% undivided ownership interest in the South Texas Project Nuclear Generating Station, a 2,645-megawatt, dual-unit nuclear plant located about 90 miles southwest of Houston, for $1.75 billion. We issued senior notes with net proceeds of approximately $1.4 billion which was in part used to fund the acquisition. This acquisition is complementary to and aligned strategically with our existing clean energy business operations.

We’ve also continued our share repurchase program, repurchasing over 2.3 million shares for a total of $250 million in the third quarter 2023. To date, we have successfully repurchased approximately 8.5 million shares, utilizing $756 million, inclusive of taxes and transaction costs, of the $1 billion authorization.

•Clean Hydrogen Hub Awarded: We are excited to be a major participant in the MachH2 hydrogen hub recently selected for up to $1 billion by the Department of Energy. A portion of the hub funding will be used to build the world's largest nuclear-powered clean hydrogen production facility at our LaSalle Clean Energy Center in Illinois. The project will produce an estimated 33,450 tons of clean hydrogen each year and create thousands of good-paying jobs. We estimate the facility will cost approximately $900 million, with a portion of the MachH2 award offsetting the project’s cost.

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•Major Utility Carbon-Free Energy Matching Deal: We signed a historic agreement with Commonwealth Edison (ComEd) to power its 54 metered facilities with locally produced carbon-free nuclear energy, every hour of every day. ComEd’s hourly carbon-free energy purchase will match its anticipated electricity use of approximately 65,000 megawatt-hours annually. This agreement follows a similar deal between Constellation and Microsoft announced in the second quarter of 2023 to power one of its Virginia data centers with nearly 100 percent carbon-free nuclear energy. Together, the two transactions are setting a new standard for how companies across the U.S. can achieve real emissions reductions.

•2023 Great Place to Work Certification: In the third quarter we were Certified™ by Great Place To Work®. The designation is based on how our employees rate their experience working at Constellation. In a survey of about 5,000 of our employees, 81% of those who responded said it is a great place to work – about 24 points higher than the average U.S. company. Great Place To Work® is acknowledged worldwide as a global benchmark for workplace culture, employee experience and the leadership behaviors proven to deliver strong market performance, employee retention and increased innovation.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem Generating Station, produced 44,125 gigawatt-hours (GWhs) in the third quarter of 2023, compared with 43,794 GWhs in the third quarter of 2022. Excluding Salem, our nuclear plants at ownership achieved a 97.2% capacity factor for the third quarter of 2023, compared with 96.4% for the third quarter of 2022. There were 20 planned refueling outage days in the third quarter of 2023 and five in the third quarter of 2022. There were 10 non-refueling outage days in the third quarter of 2023 and 26 in the third quarter of 2022.

•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our fleet was 98.5% in the third quarter of 2023, compared with 98.7%1 in the third quarter of 2022. Renewable energy capture for our fleet was 96.6% in the third quarter of 2023, compared with 96.4%1 in the third quarter of 2022.

________
1Prior year dispatch match and energy capture was previously reported as 98.8% and 95.7%, respectively. The update reflects a change to include the Conowingo run-of-river hydroelectric operational performance within renewable energy capture, and remove the performance from dispatch match.
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GAAP/Adjusted EBITDA (non-GAAP) Reconciliation
Adjusted EBITDA (non-GAAP) for the third quarter of 2023 and 2022, respectively, does not include the following items that were included in our reported GAAP Net Income (Loss):

(in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
GAAP Net Income (Loss) Attributable to Common Shareholders	$731	$(188)
Income Taxes	209	(149)
Depreciation and Amortization	266	262
Interest Expense, Net	82	75
Unrealized (Gain) Loss on Fair Value Adjustments	(215)	550
Asset Impairments	71	—
Plant Retirements and Divestitures	—	5
Decommissioning-Related Activities	79	88
Pension & OPEB Non-Service Credits	(14)	(27)
Separation Costs	18	30
ERP System Implementation Costs	5	5
Change in Environmental Liabilities	13	3
Prior Merger Commitment	—	(50)
Noncontrolling Interests	(46)	(12)
Adjusted EBITDA (non-GAAP)	$1,199	$592
Webcast Information
We will discuss third quarter 2023 earnings in a conference call scheduled for today at 10 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
About Constellation
A Fortune 200 company headquartered in Baltimore, Constellation Energy Corporation (Nasdaq: CEG) is the nation’s largest producer of clean, carbon-free energy and a leading supplier of energy products and services to businesses, homes, community aggregations and public sector customers across the continental United States, including three fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of more than 16 million average homes, providing about 11% of the nation’s clean energy. We are further accelerating the nation’s transition to a carbon-free future by helping our customers reach their sustainability goals, setting our own ambitious goal of achieving 100% carbon-free generation by 2040, and by investing in promising emerging technologies to eliminate carbon emissions across all sectors of the economy. Follow Constellation on LinkedIn and Twitter.
Non-GAAP Financial Measures
In analyzing and planning for our business, we supplement our use of net income as determined under generally accepted accounting principles in the United States (GAAP), with Adjusted EBITDA (non-GAAP) as a performance measure. Adjusted EBITDA (non-GAAP) reflects an additional way of viewing our business that, when viewed with our GAAP results and the accompanying reconciliation to GAAP net income included above, may provide a more complete understanding of factors and trends affecting our business. Adjusted EBITDA (non-GAAP) should not be relied upon to the exclusion of GAAP financial measures and is, by definition, an incomplete understanding of our business, and must be considered in
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conjunction with GAAP measures. In addition, Adjusted EBITDA (non-GAAP) is neither a standardized financial measure, nor a presentation defined under GAAP and may not be comparable to other companies’ presentations or deemed more useful than the GAAP information provided elsewhere in this press release and earnings release attachments. We have provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted EBITDA (non-GAAP) should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measure provided in this earnings release and attachments. A reconciliation of projected Adjusted EBITDA, which is a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure. This press release and earnings release attachments provide reconciliations of Adjusted EBITDA (non-GAAP) to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on our website: www.ConstellationEnergy.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on November 6, 2023.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2022 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' Third Quarter 2023 Quarterly Report on Form 10-Q (to be filed on November 6, 2023) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Operating revenues	$6,111	$19,122
Operating expenses
Purchased power and fuel	3,367	11,983
Operating and maintenance	1,353	4,263
Depreciation and amortization	266	808
Taxes other than income taxes	148	419
Total operating expenses	5,134	17,473
Gain on sales of assets and businesses	—	28
Operating income	977	1,677
Other income and (deductions)
Interest expense, net	(82)	(292)
Other, net	—	919
Total other income and (deductions)	(82)	627
Income before income taxes	895	2,304
Income taxes	205	677
Equity in losses of unconsolidated affiliates	—	(11)
Net income	690	1,616
Net loss attributable to noncontrolling interests	(41)	(44)
Net income attributable to common shareholders	$731	$1,660

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Operating revenues	$6,051	$17,107
Operating expenses
Purchased power and fuel	4,695	11,754
Operating and maintenance	989	3,466
Depreciation and amortization	262	818
Taxes other than income taxes	145	415
Total operating expenses	6,091	16,453
(Loss) gain on sales of assets and businesses	(1)	13
Operating (loss) income	(41)	667
Other income and (deductions)
Interest expense, net	(75)	(187)
Other, net	(196)	(1,169)
Total other income and (deductions)	(271)	(1,356)
Loss before income taxes	(312)	(689)
Income taxes	(123)	(504)
Equity in losses of unconsolidated affiliates	(4)	(10)
Net loss	(193)	(195)
Net loss income attributable to noncontrolling interests	(5)	(1)
Net loss attributable to common shareholders	$(188)	$(194)

Change in Net income (loss) attributable to common shareholders from 2022 to 2023	$919	$1,854

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,889	$422
Restricted cash and cash equivalents	88	106
Accounts receivable
Customer accounts receivable (net of allowance for credit losses of $58 and $46 as of September 30, 2023 and December 31, 2022, respectively)	1,541	2,585
Other accounts receivable (net of allowance for credit losses of $5 as of September 30, 2023 and December 31, 2022)	723	731
Mark-to-market derivative assets	1,467	2,368
Inventories, net
Natural gas, oil, and emission allowances	289	429
Materials and supplies	1,133	1,076
Renewable energy credits	593	617
Other	2,179	1,026
Total current assets	9,902	9,360
Property, plant, and equipment, net	20,849	19,822
Deferred debits and other assets
Nuclear decommissioning trust funds	14,573	14,114
Investments	727	202
Mark-to-market derivative assets	970	1,261
Deferred income taxes	43	44
Other	1,901	2,106
Total deferred debits and other assets	18,214	17,727
Total assets	$48,965	$46,909

	September 30, 2023	December 31, 2022
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$527	$1,159
Long-term debt due within one year	116	143
Accounts payable and accrued expenses	2,252	3,734
Mark-to-market derivative liabilities	1,108	1,558
Renewable energy credit obligation	857	901
Other	403	344
Total current liabilities	5,263	7,839
Long-term debt	7,512	4,466
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	3,208	3,031
Asset retirement obligations	13,797	12,699
Pension obligations	610	605
Non-pension postretirement benefit obligations	642	609
Spent nuclear fuel obligation	1,278	1,230
Payable related to Regulatory Agreement Units	2,923	2,897
Mark-to-market derivative liabilities	536	983
Other	1,196	1,178
Total deferred credits and other liabilities	24,190	23,232
Total liabilities	36,965	35,537
Commitments and contingencies
Shareholders’ equity
Common stock	12,576	13,274
Retained earnings (deficit)	887	(496)
Accumulated other comprehensive loss, net	(1,797)	(1,760)
Total shareholders’ equity	11,666	11,018
Noncontrolling interests	334	354
Total equity	12,000	11,372
Total liabilities and shareholders’ equity	$48,965	$46,909

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$1,616	$(195)
Adjustments to reconcile net income (loss) to net cash flows (used in) provided by operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	1,840	1,810
Deferred income taxes and amortization of ITCs	189	(915)
Net fair value changes related to derivatives	146	544
Net realized and unrealized (gains) losses on NDT funds	(154)	1,032
Net realized and unrealized (gains) losses on equity investments	(490)	27
Other non-cash operating activities	147	291
Changes in assets and liabilities:
Accounts receivable	942	(150)
Receivables from and payables to affiliates, net	—	20
Inventories	90	(166)
Accounts payable and accrued expenses	(1,526)	789
Option premiums paid, net	(36)	(163)
Collateral (posted) received, net	(222)	766
Income taxes	277	364
Pension and non-pension postretirement benefit contributions	(46)	(229)
Other assets and liabilities	(4,892)	(3,756)
Net cash flows (used in) provided by operating activities	(2,119)	69
Cash flows from investing activities
Capital expenditures	(1,735)	(1,090)
Proceeds from NDT fund sales	4,221	3,034
Investment in NDT funds	(4,374)	(3,212)
Collection of DPP, net	4,058	3,095
Proceeds from sales of assets and businesses	24	41
Other investing activities	(15)	3
Net cash flows provided by investing activities	2,179	1,871
Cash flows from financing activities
Change in short-term borrowings	(959)	(209)
Proceeds from short-term borrowings with maturities greater than 90 days	527	—
Repayments of short-term borrowings with maturities greater than 90 days	(200)	(1,180)
Issuance of long-term debt	3,192	9
Retirement of long-term debt	(150)	(1,143)
Retirement of long-term debt to affiliate	—	(258)
Contributions from Exelon	—	1,750
Dividends paid on common stock	(277)	(139)
Repurchases of common stock	(750)	—
Other financing activities	6	(43)
Net cash flows provided by (used in) financing activities	1,389	(1,213)
Increase in cash, restricted cash, and cash equivalents	1,449	727
Cash, restricted cash, and cash equivalents at beginning of period	528	576
Cash, restricted cash, and cash equivalents at end of period	$1,977	$1,303

Constellation Energy Corporation
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (non-GAAP) and Analysis of Earnings
Three Months Ended September 30, 2023 and 2022
(unaudited)
(in millions)

2022 GAAP Net Loss Attributable to Common Shareholders	$(188)
Income Taxes (1)	(149)
Depreciation and Amortization	262
Interest Expense, Net	75
Unrealized Loss on Fair Value Adjustments (2)	550
Plant Retirements and Divestitures	5
Decommissioning-Related Activities (3)	88
Pension & OPEB Non-Service Credits	(27)
Separation Costs (4)	30
ERP System Implementation Costs (5)	5
Change in Environmental Liabilities	3
Prior Merger Commitment (6)	(50)
Noncontrolling Interests (7)	(12)
2022 Adjusted EBITDA (non-GAAP)	$592

Year Over Year Effects on Adjusted EBITDA (non-GAAP):
Market and Portfolio Conditions (8)	763
ZEC Revenue (9)	(68)
Labor, Contracting and Materials (10)	(93)
Capacity Revenue (11)	(29)
Other	34
Total Year Over Year Effects on Adjusted EBITDA (non-GAAP)	$607

2023 GAAP Net Income Attributable to Common Shareholders	$731
Income Taxes (1)	209
Depreciation and Amortization	266
Interest Expense, Net	82
Unrealized Gain on Fair Value Adjustments (2)	(215)
Asset Impairments	71
Decommissioning-Related Activities (3)	79
Pension & OPEB Non-Service Credits	(14)
Separation Costs (4)	18
ERP System Implementation Costs (5)	5
Change in Environmental Liabilities	13
Noncontrolling Interests (7)	(46)
2023 Adjusted EBITDA (non-GAAP)	$1,199

(1)Includes amounts contractually owed to Exelon under the Tax Matters Agreement (TMA) reflected in Other, net.
(2)Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(3)Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(4)Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the Transition Services Agreement (TSA).
(5)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(6)Reversal of a charge related to a 2012 merger commitment.
(7)Represents elimination of the noncontrolling interest related to certain adjustments.
(8)Favorable market and portfolio conditions primarily driven by higher realized margins on load contracts and generation-to-load optimization.
(9)Lower ZEC revenues primarily driven by lower Illinois ZEC prices in the current planning year.
(10)Primarily reflects increased employee-related costs, including labor and other incentives.
(11)Reflects decreased capacity revenues primarily in the Mid-Atlantic, partially offset by New York.

Constellation Energy Corporation
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (non-GAAP) and Analysis of Earnings
Nine Months Ended September 30, 2023 and 2022
(unaudited)
(in millions, except per share data)

2022 GAAP Net Loss Attributable to Common Shareholders	$(194)
Income Taxes (1)	(472)
Depreciation and Amortization	818
Interest Expense, Net	187
Unrealized Loss on Fair Value Adjustments (2)	645
Plant Retirements and Divestitures	(3)
Decommissioning-Related Activities (3)	1,126
Pension & OPEB Non-Service Credits	(85)
Separation Costs (4)	99
ERP System Implementation Costs (5)	16
Change in Environmental Liabilities	12
Prior Merger Commitment (6)	(50)
Noncontrolling Interests (7)	(37)
2022 Adjusted EBITDA (non-GAAP)	$2,062

Year Over Year Effects on Adjusted EBITDA (non-GAAP):
Market and Portfolio Conditions (8)	1,315
ZEC Revenue (9)	111
Labor, Contracting and Materials (10)	(309)
Capacity Revenue (11)	(204)
Nuclear Outages (12)	(116)
Other	29
Total Year Over Year Effects on Adjusted EBITDA (non-GAAP)	$826

2023 GAAP Net Income Attributable to Common Shareholders	$1,660
Income Taxes (1)	682
Depreciation and Amortization	808
Interest Expense, Net	292
Unrealized Gain on Fair Value Adjustments (2)	(344)
Asset Impairments	71
Plant Retirements and Divestitures	(28)
Decommissioning-Related Activities (3)	(277)
Pension & OPEB Non-Service Credits	(41)
Separation Costs (4)	84
Acquisition Related Costs	2
ERP System Implementation Costs (5)	20
Change in Environmental Liabilities	29
Noncontrolling Interests (7)	(70)
2023 Adjusted EBITDA (non-GAAP)	$2,888

(1)Includes amounts contractually owed to Exelon under the TMA reflected in Other, net.
(2)Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(3)Reflects all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(4)Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(5)Reflects costs related to a multi-year ERP system implementation.
(6)Reversal of a charge related to a 2012 merger commitment.
(7)Represents elimination of the noncontrolling interest related to certain adjustments.
(8)Favorable market and portfolio conditions primarily driven by higher realized margins on load contracts and generation-to-load optimization.
(9)Includes revenue recognized for ZECs delivered under the Illinois ZEC program in prior planning years.
(10)Primarily reflects increased employee-related costs, including labor and other incentives, and certain non-essential maintenance work.
(11)Reflects decreased capacity revenues primarily in the Mid-Atlantic and Midwest.
(12)Reflects volume and operating and maintenance impact of nuclear outages.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted EBITDA (non-GAAP) Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$6,111	$(178)	(b),(c)	$6,051	$680	(b),(c)
Operating expenses
Purchased power and fuel	3,367	(38)	(b)	4,695	132	(b)
Operating and maintenance	1,353	(78)	(c),(d),(f),(l),(o)	989	191	(c),(d),(f),(g),(l),(n)
Depreciation and amortization	266	(266)	(h)	262	(262)	(h)
Taxes other than income taxes	148	—		145	—
Total operating expenses	5,134			6,091
Loss on sales of assets and businesses	—	—		(1)	1	(g)
Operating income	977			(41)
Other income and (deductions)
Interest expense, net	(82)	82	(i)	(75)	75	(i)
Other, net	—	23	(b),(c),(e),(m)	(196)	220	(b),(c),(e),(m)
Total other income and (deductions)	(82)			(271)
Income (loss) before income taxes	895			(312)
Income taxes	205	(205)	(j)	(123)	123	(j)
Equity in losses of unconsolidated affiliates	—	—		(4)	—
Net income (loss)	690			(193)
Net loss attributable to noncontrolling interests	(41)	46	(k)	(5)	12	(k)
Net income (loss) attributable to common shareholders	$731			$(188)
Effective tax rate	22.9%			39.4%
Earnings per average common share
Basic	$2.27			$(0.57)
Diluted	$2.26			$(0.57)
Average common shares outstanding
Basic	322			327
Diluted	323			328
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(e)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(f)Adjustment for costs related to a multi-year ERP system implementation
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for depreciation and amortization expense.
(i)Adjustment for interest expense.
(j)Adjustment for income taxes.
(k)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(l)Adjustment for changes in environmental liabilities.
(m)Adjustment includes amounts contractually owed to Exelon under the tax matters agreement.
(n)Reversal of a charge related to a 2012 merger commitment.
(o)Adjustment for an asset impairment.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted EBITDA (non-GAAP) Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$19,122	$(1,320)	(b),(c)	$17,107	$1,896	(b),(c)
Operating expenses
Purchased power and fuel	11,983	(1,466)	(b)	11,754	1,263	(b)
Operating and maintenance	4,263	(260)	(c),(d),(f),(l),(o),(p)	3,466	57	(c),(d),(e),(f),(g),(l),(n)
Depreciation and amortization	808	(808)	(h)	818	(818)	(h)
Taxes other than income taxes	419	—		415	(2)	(d)
Total operating expenses	17,473			16,453
Gain on sales of assets and businesses	28	(28)	(g)	13	1	(g)
Operating income	1,677			667
Other income and (deductions)
Interest expense, net	(292)	292	(i)	(187)	187	(i)
Other, net	919	(857)	(b),(c),(e),(m)	(1,169)	1,213	(b),(c),(d), (e),(g),(m)
Total other income and (deductions)	627			(1,356)
Income (loss) before income taxes	2,304			(689)
Income taxes	677	(677)	(j)	(504)	504	(j)
Equity in losses of unconsolidated affiliates	(11)	—		(10)	—
Net income (loss)	1,616			(195)
Net (loss) income attributable to noncontrolling interests	(44)	70	(k)	(1)	37	(k)
Net income (loss) attributable to common shareholders	$1,660			$(194)
Effective tax rate	29.4%			73.1%
Earnings per average common share
Basic	$5.12			$(0.59)
Diluted	$5.11			$(0.59)
Average common shares outstanding
Basic	324			327
Diluted	325			328
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(e)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(f)Adjustment for costs related to a multi-year ERP system implementation
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for depreciation and amortization expense.
(i)Adjustment for interest expense.
(j)Adjustment for income taxes.
(k)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(l)Adjustment for changes in environmental liabilities.
(m)Adjustment includes amounts contractually owed to Exelon under the tax matters agreement.
(n)Reversal of a charge related to a 2012 merger commitment.
(o)Adjustment for an asset impairment.
(p)Adjustment for acquisition related costs.

Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
Supply Source (GWhs)	2023	2022	2023	2022
Nuclear Generation(a)
Mid-Atlantic	13,654	13,540	39,672	39,272
Midwest	24,023	24,275	69,975	71,079
New York	6,448	5,979	18,837	18,563
Total Nuclear Generation	44,125	43,794	128,484	128,914
Natural Gas, Oil, and Renewables
Mid-Atlantic	361	230	1,466	1,573
Midwest	155	126	715	774
ERCOT	5,146	4,987	12,286	10,873
Other Power Regions(b)	1,929	2,401	6,544	7,179
Total Natural Gas, Oil, and Renewables	7,591	7,744	21,011	20,399
Purchased Power
Mid-Atlantic	6,166	6,508	13,615	12,164
Midwest	104	74	726	425
ERCOT	1,612	705	4,561	2,855
Other Power Regions(b)	13,221	13,869	32,875	39,964
Total Purchased Power	21,103	21,156	51,777	55,408
Total Supply/Sales by Region
Mid-Atlantic	20,181	20,278	54,753	53,009
Midwest	24,282	24,475	71,416	72,278
New York	6,448	5,979	18,837	18,563
ERCOT	6,758	5,692	16,847	13,728
Other Power Regions(b)	15,150	16,270	39,419	47,143
Total Supply/Sales by Region	72,819	72,694	201,272	204,721

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Outage Days(c)
Refueling	20	5	200	147
Non-refueling	10	26	44	51
Total Outage Days	30	31	244	198
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants and the total output for fully owned plants.
(b)Other Power Regions includes New England, South, West, and Canada.
(c)Outage days exclude Salem.

	Three Months Ended September 30,		Nine Months Ended September 30,
ZEC Reference Prices	2023	2022	2023	2022
State (Region)
New Jersey (Mid-Atlantic)(a)	$10.00	$9.88	$9.93	$9.95
Illinois (Midwest)	0.30	12.01	6.81	14.50
New York (New York)	18.27	21.38	19.31	21.38

	Three Months Ended September 30,		Nine Months Ended September 30,
Capacity Reference Prices	2023	2022	2023	2022
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$49.49	$97.86	$76.36	$135.57
ComEd (Midwest)	34.13	68.96	53.48	139.29
Rest of State (New York)	199.89	108.22	147.48	89.67
Southeast New England (Other)	66.67	126.67	100.00	142.06

	Three Months Ended September 30,		Nine Months Ended September 30,
Electricity Reference Prices	2023	2022	2023	2022
Location (Region)
PJM West (Mid-Atlantic)	$33.31	$90.43	$31.95	$74.33
ComEd (Midwest)	30.85	81.99	26.75	62.90
Central (New York)	29.58	74.96	26.85	60.89
North (ERCOT)	129.60	97.58	64.41	68.47
Southeast Massachusetts (Other)(b)	33.45	86.27	38.15	89.01
__________
(a)The ZEC price is expected to be $10.00/MWh for each delivery period and is subject to an annual update once full year generation is known. Following the latest annual update, on August 16, 2023 the ZEC price for the delivery period beginning June 1, 2022 through May 31, 2023 was calculated to be $9.88.
(b)Reflects New England, which comprises the majority of the activity in the Other region.